June 21, 2024 FOR IMMEDIATE RELEASE WaFd Bank Completes Sale of $2.8 Billion in Multi-Family Loans SEATTLE, WASHINGTON – Washington Federal Bank ("WaFd Bank" or the "Bank"), the wholly owned subsidiary of WaFd, Inc. (Nasdaq: WAFD) (the "Company"), today announced the consummation of the sale of approximately $2.8 billion of multifamily commercial real estate loans (“CRE”) to Bank of America, which in turn is selling the loans to funds managed by Pacific Investment Management Company LLC (“PIMCO”). To our knowledge, this represents the largest non-FDIC assisted CRE loan sale ever. The sale of the multi-family loans was executed at no loss to WaFd and provides immediate liquidity going forward. WaFd Bank President and CEO Brent Beardall stated, “This should prove to the investment community that the sky is not falling when it comes to CRE loans. These are high quality loans and we believe the purchase price is reflective of the low amount of credit risk in the portfolio. Further, this sale was executed at 92-percent of principal balance. That discount is almost entirely attributable to changes in interest rates not the quality of these CRE loans. CRE is a broad category which includes multifamily, owner occupied, industrial, hospitality, storage and office. When evaluating CRE risk it is very important to understand the type of CRE, the location and sponsor equity.” Mr. Beardall continued, “These packaged loans all came from Luther Burbank Savings in the acquisition by WaFd Bank in March of this year. The sale of CRE loans was not a condition of the merger. WaFd Bank has previously disclosed this loan sale gives the Bank several immediate options including the option to either buy down debt, originate new loans, buy back stock or a combination of all three.”

2 Washington Federal Bank, a Washington state-chartered bank with headquarters in Seattle, Washington, has 210 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company. Important Cautionary Statements The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement. By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2023 10-K, and Quarterly

3 Reports on Form 10-Q which could cause actual performance to differ materially from that anticipated by any forward-looking statements. In particular, forward-looking statements are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth; (iii) risks related to the integration of the operations of Luther Burbank Corporation; (iv) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (v) changes in deposit flows or loan demands; (vi) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in Israel and Gaza, and related negative financial impacts on our borrowers; (ix) litigation risks resulting in significant expenses, losses and reputational damage; (x) our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft; and (xi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services. # # # Contact: Brad Goode WaFd, Inc. 425 Pike Street, Seattle, WA 98101 Brad.Goode@wfd.com (206) 626-8178